SETTLEMENT AGREEMENT,  RELEASE AND COVENANT NOT TO SUE


          By way of this Settlement Agreement, Release and Covenant Not to Sue ("Agreement") the parties, Cactus Jack's Marketing Corporation ("Cactus Jack"), Jack E. Barringer and Emogene L. Barringer (collectively also referred to as the "Claimants"), and Infotopia, Inc., a successor by way of assignment from National Boston Medical, Inc. ("Infotopia"), hereby mutually agree to settle and release all claims and to covenant not to sue one another, as follows.

          1. Infotopia, agrees to pay to Cactus Jack, and Cactus Jack agrees to accept in settlement of all claims, the sum of One-Hundred Twenty-Five Thousand Dollars ($125,000.00) (the "Settlement"). In addition, Infotopia agrees to complete payment of the Settlement by bank transfer to Cactus Jack upon its receipt of this Agreement from the Claimants, this fully executed Agreement by Cactus Jack, Jack E. Barringer and Emogene
L. Barringer, along with Infotopia's further receipt of NBMI Stock Certificate No. 2968 and the Stock Power therefor, executed by Jack E. Barringer and Emogene L. Barringer with their signatures on said stock power Medallion Guaranteed (the "Documents"). Upon receipt of the Documents, Infotopia will instruct the law firm of Aggers & Joseph to effect a wire transfer of the Settlement to Cactus Jack, according to the wire transfer instructions provided by Cactus Jack to Aggers & Joseph.

          2. Infotopia further agrees to pay, by August 1, 2000, any and all outstanding invoices owed to the following suppliers of Cactus Jack's "One-Shot" products: Chem-Spec; Heuss Printing and Accent Tag & Label. Any materials produced by the afore-mentioned suppliers, including bait pellets, remain the property of Cactus Jack.

          3. Infotopia, further agrees to pay, by August 1, 2000, any and all outstanding invoices owed to PAC/NET for the production of thirty thousand (30,000 "Catch-A-lot Fishing System" lures. In addition, Infotopia agrees to return and deliver to Cactus Jack, at its corporate warehouse located at 303 Sondrol Avenue, Ames, IA 50010, by August 1, 2000, Thirty Thousand (30,000) "Catch A-lot Fishing System" lures, retail box included, F.O.B. anywhere United States of America.

          4. Infotopia further agrees to pay, by August 1, 2000, Frederickson Group, Inc. all sums owed for producing television infomercials for Cactus Jack's "One-Shot" products. In addition, Infotopia agrees that any infomercials, or production materials for infomercials for Cactus Jack's "One-Shot"products, are the property of Cactus Jack.

          5. All rights previously granted by Cactus Jack for "One-Shot" products to Infotopia pursuant to the Manufacturing, Marketing and Distribution Agreement of 9/4/99 and the Consent to Subdistribution / Sublicensing Agreement of 4/5/00 are hereby rescinded and return to Cactus Jack.

          6. As a condition to the obligations of Infotopia under this Agreement, and in consideration for the above, Cactus Jack agrees to return One Million (1,000,000) shares of National Boston Medical, Inc. stock upon execution of this agreement, by sending the Stock Certificate identified in Paragraph 2 of this Agreement along with the fully executed Stock Power as set forth in Paragraph 2 of this Agreement.

          7. In consideration for the above, the Claimants hereby release and forever discharge Infotopia, its insurer, its employees and all persons, firms or corporations associated with it from any and all liability or claimed liability, claims for damages, causes of action or any claims or demands of any kind or character whatsoever that each of the undersigned has, might have or could have on account of or in any way arising out of any and all known and unknown damage resulting or to result from the Manufacturing, Marketing and Distribution Agreement of 9/4/99 and the Consent to Subdistribution / Sublicensing Agreement of 4/5/00 concerning Cactus Jack's "One-Shot" products.

          8. In consideration for the above, Infotopia hereby releases and forever discharges the Claimants; each of their respective insurers, their respective employees and all persons, firms or corporations associated with each of them from any and all liability or claimed liability, claims for damages, causes of action or any claims or demands of any kind or character whatsoever that the undersigned has, might have or could have on account of or in any way arising out of any and all known and unknown damage resulting or to result from the Manufacturing, Marketing and Distribution Agreement of 9/4/99 and the Consent to Subdistribution / Sublicensing Agreement of 4/5/00 concerning Cactus Jack's "One-Shot" products.

          9. This release is executed as a compromised settlement of a disputed claim, liability for which is expressly denied by the parties released, and the payment of the above sum or dismissal of the above-mentioned claims does not constitute an admission of any wrong doing or liability on the part of any person or entity a party to this Agreement.

          10. The undersigned parties further agree to indemnify, defend and hold each other harmless from all costs, expenses and liability for any claims, cross claims, allegations, complaints and legal proceedings made or instituted in connection with the Manufacturing, Marketing and Distribution Agreement of 9/4/99 and the Consent to Subdistribution / Sublicensing Agreement of 4/5/00 concerning Cactus Jack's "One-Shot" products.

          11. Each of the Claimants convents and agrees that it or they, as the case may be, will not initiate, prosecute or procure any claims or causes of action arising out of or related to any of the matters covered by this Agreement.

Each  party to this Agreement further agrees that the terms of this Agreement are
confidential. Further, each of the parties agree that neither it, nor its attorneys, agents and representatives shall disclose the terms of this Agreement to any person without the express written consent of each and every other party, or upon obtaining a lawful final order of a Court of competent jurisdiction.

Each party further covenants and agrees to refrain from making any disparaging
remarks about any other party to this Agreement to any person.

The  parties  represent  and warrant that  they  have  had  an opportunity to inquire as
to all material facts pertinent to this Agreement, that they have had an opportunity to be advised by counsel with respect to this Agreement and that they fully understand the terms of this Agreement and that they are voluntarily executing this Agreement.

          1. This Agreement contains the entire Agreement of the parties and shall not be
1.
modified  or  amended in any way except upon  a  written  consent thereto  signed by all parties to this Agreement.  This Agreement shall  inure  to the benefit of and be binding upon the  parties,
and   their  respective  heirs,  successors,  assigns,   personal
representatives, insurers and affiliates. This Agreement may be signed in one or more counterparts, with the signature of each party on one copy being deemed that party's signature on each other copy.

          Dated this                          day of July, 2000.

THE CLAIMANTS:                          INFOTOPIA, INC.

CACTUS JACK'S MARKETING CORP.

/s/ Jack E. Barringer                   /s/ Ernest Zavoral
JACK E. BARRINGER, its President        ERNEST     J.    ZAVORAL,
                                        President

                                        /s/ C. Anthony Ferracone
                                        C. ANTHONY FERRACONE, its
                                        Chief Financial Officer

JACK E. BARRINGER
/s/Jack E. Barringer


EMOGENE L. BARRINGER
/s/ Emogene L. Barringer